Exhibit 10.5
PERFORMANCE SHARE AGREEMENT
     Total System Services, Inc. (“Company”) confirms that, effective                      (the “Grant Date”), you were awarded the opportunity to receive Performance Shares with an initial economic value equal to the product of (a) your base salary on the Grant Date multiplied by (b) your LTIP multiplier as determined by the Committee prior to the Grant Date (such initial economic value being the “                     Performance Opportunity”), subject to adjustment based on specified performance measures for the period                     . The                      Performance Opportunity will be converted into Performance Shares pursuant to the provisions of Section 1 below, with one-half of the                      Performance Opportunity converted pursuant to Section 1(d) and the other half converted pursuant to Section 1(e). The Performance Shares that you receive in connection with this                                          Performance Opportunity, if any, are subject to the terms and conditions of this Performance Share Agreement (this “Agreement”) and the Company’s 2008 Omnibus Plan (the “Plan”). Any other capitalized word used in this Agreement and not defined in this Agreement, including each form of that word, is defined in the Plan.
     1. Standard Performance Terms.
          (a) In General. The terms of this Section 1 shall be referred to as the “Standard Performance Terms” and will apply to your Performance Shares except in so far as Sections 2 (Change of Employment Status) or 3 (Change of Control) apply.
          (b) Performance Period. The number of Performance Shares you receive in connection with the                      Performance Opportunity will be determined on the basis of the Company’s performance during the performance period beginning on                      and ending on                                          (the “Performance Period”).
          (c) Initial Performance Shares. The                      Performance Opportunity initially will equal a number of Performance Shares determined by dividing the                      Performance Opportunity by the closing price of the Company’s Shares on the New York Stock Exchange on the Grant Date (your “Initial Performance Shares”).
          (d) Performance Goals Based on Revenue Growth. The Committee will set the performance goals for one-half of your Initial Performance Shares based on the compounded annual growth rate of the Company’s revenue before reimbursables (as shown on the Company’s financial statement) for the Performance Period, subject to adjustment as provided in Section 1(f) (the “Revenue Growth”). Within 90 days after the beginning of the Performance Period, the Committee will establish a target Revenue Growth, as well as minimum and maximum threshold levels of Revenue Growth.

          After the end of the Performance Period, the Committee will certify the Revenue Growth and the number of Performance Shares payable based on the Company’s performance against the pre-established target, minimum and maximum threshold levels of Revenue Growth as set forth in this Section 1(d); provided; however, without regard to the Revenue Growth, in no event will the number of Performance Shares payable pursuant to this Section 1(d) exceed the number of Performance Shares payable pursuant to Section 1(e).
•	If the Revenue Growth equals the target for the Performance Period, then the number of Performance Shares payable will equal 50% of your Initial Performance Shares that are subject to this Section 1(d);

•	If the Revenue Growth equals the minimum threshold for the Performance Period, then the number of Performance Shares payable will equal 25% of your Initial Performance Shares that are subject to this Section 1(d);

•	If the Revenue Growth equals or exceeds the maximum threshold for the Performance Period, then the number of Performance Shares payable will equal 100% of your Initial Performance Shares that are subject to this Section 1(d);

•	If the Revenue Growth falls between the minimum threshold and the target for the Performance Period, or between the target and the maximum threshold for the Performance Period, then the percentage of your Initial Performance Shares that are subject to this Section 1(d) and the number of Performance Shares that are payable will be mathematically interpolated; and

•	If the Revenue Growth is less than the minimum threshold for the Performance Period, then none of your Initial Performance Shares that are subject to this Section 1(d) will be payable.
          (e) Performance Goals Based on Income Growth. The Committee will set the performance goals for the other half of your Initial Performance Shares based on the compounded annual growth rate of the Company’s income from continuing operations (as shown on the Company’s financial statement) for the Performance Period, subject to adjustment as provided in Section 1(f) (the “Income Growth”). Within 90 days after the beginning of the Performance Period, the Committee will establish a target Income Growth, as well as minimum and maximum threshold levels of Income Growth.
          After the end of the Performance Period, the Committee will certify the Income Growth and the number of Performance Shares payable based on the Company’s performance against the pre-established target, minimum and maximum threshold levels of Income Growth as follows:
•	If the Income Growth equals the target for the Performance Period, then the number of Performance Shares payable will equal 50% of your Initial Performance Shares that are subject to this Section 1(e);

•	If the Income Growth equals the minimum threshold for the Performance Period, then the number of Performance Shares payable will equal 25% of your Initial Performance Shares that are subject to this Section 1(e);

•	If the Income Growth equals or exceeds the maximum threshold for the Performance Period, then the number of Performance Shares payable will equal 100% of your Initial Performance Shares that are subject to this Section 1(e);

•	If the Income Growth falls between the minimum threshold and the target for the Performance Period, or between the target and the maximum threshold for the Performance Period, then the percentage of your Initial Performance Shares that are subject to this Section 1(e) and the number of Performance Shares that are payable will be mathematically interpolated; and

•	If the Income Growth is less than the minimum threshold for the Performance Period, then none of your Initial Performance Shares that are subject to this Section 1(e) will be payable.
          (f) Adjustments. In determining the Revenue Growth and Income Growth, the Committee will (i) make adjustments for regulatory changes in accounting, tax rates, and laws, (ii) exclude any uncapitalized expenses associated with conversion of a major client, (iii) exclude costs and benefits associated with changes in foreign currency exchange rates, (iv) exclude extraordinary non-recurring income/expenses, (v) include acquisitions, and (vi) exclude a quantitative amount of income from the Income Growth performance result to adjust for any dilutive EPS effect from any transaction or series of transactions during the performance period.
          2. Change of Employment Status. Except as otherwise provided in this Section 2 or Section 3, you must remain employed with the Company or an Affiliate through the Performance Period in order to fully vest in your Performance Shares. For purposes of this Section 2, your transfer between the Company and an Affiliate, or among Affiliates, will not be a termination of employment. In the event of a Change of Control, any applicable terms of Section 3 (Change of Control) will supersede the terms of this Section 2.
          (a) Long-Term Disability or Death. If (i) you qualify for long-term disability benefits under a plan or arrangement offered by the Company or an Affiliate for its employees, or (ii) your employment with the Company or an Affiliate terminates due to your death during the Performance Period, the number of Performance Shares you will receive will equal the product of 50% of the number of your Initial Performance Shares multiplied by the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period.
          (b) Retirement. If your employment with the Company or an Affiliate terminates on or after your early retirement date (which is defined as attainment of age 62 with 15 or more years of service) or your normal retirement date (which is defined as attainment of age 65), the Standard Performance Terms applicable to the entire Performance Period will continue to apply to determine the number of Performance Shares, except that the amount payable to you at the end of the Performance Period will be prorated based on the ratio of number of day you were employed during the Performance Period to the total number of days in the Performance Period.
          (c) Other Termination of Employment. Except as set forth in Section 2(a) or (b), if you voluntarily terminate employment or if you are involuntarily terminated by the Company or an Affiliate before the end of the Performance Period, your Performance Shares received in connection therewith will be forfeited immediately.
     3. Change of Control. In the event of a Change of Control and your subsequent termination of employment within two (2) years following the date of such Change of Control (and before the end of the Performance Period) either (i) by the Company for any reason other than Cause or (ii) by you for Good Reason (as the terms “Cause” and “Good Reason” are defined in the Company’s Change of Control Plan Document, the provisions of which are incorporated herein by reference), the number of Performance Shares you receive will equal the product of 50% of the number of your Initial Performance Shares multiplied by the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period.
     4. Nontransferability of Awards. Except as provided in Section 5 or as otherwise permitted by the Committee, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Performance Shares, and all rights with respect to your Performance Shares are exercisable during your lifetime only by you.
     5. Beneficiary Designation. You may name any beneficiary or beneficiaries (who may be named contingently or successively) who may then exercise any right under this Agreement in the event of your death. Each beneficiary designation for such purpose will revoke all such prior designations. Beneficiary designations must be properly completed on a form prescribed by the Committee and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your estate.
     6. Tax Withholding. The Company will withhold from any payment made under this Agreement or any other amounts payable to you by the Company an amount sufficient to satisfy the minimum statutory Federal, state, and local tax withholding requirements relating to such payment.
     7. Adjustments. In accordance with Section 4.4 of the Plan, the Committee will make appropriate adjustments in the terms and conditions of your Performance Shares in recognition of a corporate event or transaction affecting the Company (such as a common stock dividend, common stock split, recapitalization, payment of an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders other than ordinary cash dividends, exchange of shares, or other similar corporate change), to prevent unintended dilution or enlargement of the potential benefits of your Performance Shares. The Committee’s determinations pursuant to this Section 7 will be conclusive.

     8. Timing and Form of Payment.
          (a) This Agreement is intended to comply with Code Section 409A and shall be interpreted accordingly. If Shares are to be paid to you, you will receive evidence of ownership of those Shares.
          (b) If payment is due and payable under the Standard Performance Terms or under Section 2(a), payment will be made in Shares in                      as soon as administratively practicable following the date the Committee certifies the Revenue Growth and Income Growth, and the number of Performance Shares payable based on the applicable pre-established target, minimum threshold and maximum threshold annual growth rate percentages.
          (c) If payment is due and payable under Section 3, it will be made in Shares six (6) months and one day after your “separation from service” under Code Section 409A.
     9. Dividend Equivalents. The Initial Performance Shares will be credited with dividend equivalents equal to the amount of cash dividend payments that would have otherwise been paid if the shares of the Company’s common stock represented by the Initial Performance Shares (including deemed reinvested additional shares attributable to the Initial Performance Shares pursuant to this paragraph) were actually outstanding (the “Dividend Equivalents”). These Dividend Equivalents will be deemed to be reinvested in additional shares of the Company’s common stock determined by dividing the deemed cash dividend amount by the Fair Market Value of a share of the Company’s common stock on the applicable dividend payment date. Such credited amounts will be added to the Initial Performance Shares and will vest or be forfeited in accordance with Section 2 based on the vesting or forfeiture of the Initial Performance Shares to which they are attributable. In addition, the Initial Performance Shares will be credited with any dividends or distributions that are paid in shares of the Company’s common stock represented by the Initial Performance Shares and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.
     10. No Guarantee of Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company or an Affiliate to terminate your employment at any time. This Agreement does not give you any right to continue in the employ of the Company or an Affiliate.
     11. Governing Law; Choice of Forum. This Agreement will be construed in accordance with and governed by the laws of the State of Georgia, regardless of the law that might be applied under principles of conflict of laws. Any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of Georgia, to which jurisdiction the Company and you consent.
     12. Miscellaneous. For purposes of this Agreement, “Committee” includes any direct or indirect delegate of the Committee (to the extent permitted by Code Section 162(m)), and the word “Section” refers to a Section in this Agreement. The Committee has absolute discretion to interpret and make determinations under this Agreement. Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control. This Agreement and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Performance Shares. No promises, terms, or agreements of any kind regarding your Performance Shares that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Agreement is held illegal or invalid, the rest of this Agreement will remain enforceable. If you are an Employee of an Affiliate, your Performance Shares are being provided to you by the Company on behalf of that Affiliate, and the value of your Performance Shares will be considered a compensation obligation of that Affiliate. Your Performance Shares are not Shares and do not give you the rights of a holder of Shares. The issuance of Shares pursuant to your Performance Shares is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. No Shares will be issued if that issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.
     13. Clawback Policy. The Committee may (in its sole discretion) direct that the Company recover all or a portion of the Performance Shares or Shares you receive pursuant to this Agreement if such Performance Shares or Shares are determined using materially misstated financial information or other performance metric criteria. The amount to be recovered shall be equal to the excess of the Performance Shares or Shares you receive over the Performance Shares or Shares that you would have received had such financial information or performance metric been fairly stated, or any greater or lesser amount (up to all of the Performance Shares or Shares) that the Committee shall determine. The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement ) the amount that would otherwise be payable under any compensatory plan, program, or arrangement maintained by the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.
     14. Amendments. The Committee has the exclusive right to amend this Agreement as long as the amendment does not adversely affect your                      Performance Opportunity in any material way (without your written consent) and is otherwise consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary or estate) of any amendment as promptly as practicable after its adoption.